Exhibit (e) (2)
SCHEDULE A
TO THE DISTRIBUTION AGREEMENT
BETWEEN RIDGEWORTH FUNDS
AND FORESIDE DISTRIBUTION SERVICES, L.P.
Funds
Aggressive Growth Stock Fund
Emerging Growth Stock Fund
Georgia Tax-Exempt Bond Fund
High Grade Municipal Bond Fund
High Income Fund
Institutional Cash Management Money Market Fund
Institutional Municipal Cash Reserve Money Market Fund
Institutional Short-Term Bond Fund
Institutional U.S. Government Securities Money Market Fund
Institutional U.S. Treasury Securities Money Market Fund
Intermediate Bond Fund
International Equity Fund
International Equity Index Fund
International Equity 130/30 Fund
Investment Grade Bond Fund
Investment Grade Tax-Exempt Bond Fund
Large Cap Core Equity Fund
Large Cap Growth Stock Fund
Large Cap Quantitative Equity Fund
Large Cap Value Equity Fund
Life Vision Aggressive Growth Fund
Life Vision Conservative Fund
Life Vision Growth and Income Fund
Life Vision Moderate Growth Fund
Life Vision Target Date 2015 Fund
Life Vision Target Date 2025 Fund
Life Vision Target Date 2035 Fund
Limited Duration Fund
Limited-Term Federal Mortgage Securities Fund
Maryland Municipal Bond Fund
Mid-Cap Core Equity Fund
Mid-Cap Value Equity Fund
North Carolina Tax-Exempt Bond Fund
Prime Quality Money Market Fund
Real Estate 130/30 Fund
Select Large Cap Growth Stock Fund
Seix Floating Rate High Income Fund
Seix High Yield Fund
Short-Term Bond Fund
Short-Term U.S. Treasury Securities Fund
Small Cap Growth Stock Fund
Small Cap Value Equity Fund
Strategic Income Fund
Tax-Exempt Money Market Fund
Total Return Bond Fund

SCHEDULE A
TO THE DISTRIBUTION AGREEMENT
BETWEEN RIDGEWORTH FUNDS
AND FORESIDE DISTRIBUTION SERVICES, L.P.
Funds
U.S. Equity 130/30 Fund
U.S. Government Securities Fund
U.S. Government Securities Money Market Fund
U.S. Government Securities Ultra-Short Bond Fund
U.S. Treasury Money Market Fund
Ultra-Short Bond Fund
Virginia Intermediate Municipal Bond Fund
Virginia Tax-Free Money Market Fund